FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Charles M. Boesel, 312/822-2592	Nancy M. Bufalino, 312/822-7757
Katrina W. Parker, 312/822-5167	John J. Hanrahan, 312/822-6586
David C. Adams, 312/822-2183
CNA CONSOLIDATES INSURANCE COMPANY STRUCTURE
CHICAGO, January 12, 2007 -— CNA Financial Corporation (NYSE: CNA) today announced the completion of thirteen subsidiary mergers effective December 31, 2006. This marks the achievement of a significant milestone in CNA’s multi-year corporate initiative to streamline and consolidate its U.S. property and casualty insurance company structure. This streamlining initiative was undertaken in order to improve operational, capital and cost efficiencies.
CNA’s core wholly-owned U.S. property and casualty underwriting companies are now:
•	American Casualty Company of Reading, Pennsylvania
•	Columbia Casualty Company (surplus lines carrier)
•	Continental Casualty Company
•	The Continental Insurance Company
•	The Continental Insurance Company of New Jersey
•	National Fire Insurance Company of Hartford
•	Transcontinental Insurance Company
•	Transportation Insurance Company
•	Valley Forge Insurance Company
The following twelve underwriting companies have merged, either directly or indirectly, with and into The Continental Insurance Company (CIC), which succeeds to all their rights, assets, debts and liabilities: Boston Old Colony Insurance Company; The Buckeye Union Insurance Company; Commercial Insurance Company of Newark, New Jersey; Continental Reinsurance Corporation; The Fidelity and Casualty Company of New York; Firemen’s Insurance Company of Newark, New Jersey; The Glens Falls Insurance Company; Kansas City Fire and Marine Insurance Company; The Mayflower Insurance Company, Ltd.; National-Ben Franklin Insurance Company of Illinois; Niagara Fire Insurance Company; and Pacific Insurance

Company. One underwriting company, CNA Casualty of California, has merged directly with and into Continental Casualty Company (CCC), which succeeds to all its rights, assets, debts and liabilities.
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The majority of the thirteen merged underwriting companies were primarily used to write personal lines business, which CNA sold in 1999. As a result, those underwriting companies were no longer being fully utilized to write CNA’s core insurance business and were redundant for CNA’s business needs. These mergers serve to remove unnecessary complexity in CNA’s company structure. As a result of these mergers, the thirteen merged underwriting companies no longer legally exist. All applicable regulatory approvals were obtained to effect these mergers.
CNA is the country’s seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA’s services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.
FORWARD-LOOKING STATEMENT
This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
This press release may also contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company’s website.
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